UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2022

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 462-7738
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On February 9, 2022, Marqeta, Inc. (the “Company”) issued a press release that included information on its preliminary estimated financial performance for the quarter ended December 31, 2021. The press release also included an announcement regarding the resignation of the Company’s Chief Financial Officer and the appointment of a new Chief Financial Officer, which is discussed further under Item 5.02 below. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On February 4, 2022, Philip (Tripp) Faix announced his resignation as Chief Financial Officer of the Company, effective as of the end of the day on February 22, 2022 (the “Resignation Date”). Mr. Faix is expected to remain employed by the Company following the Resignation Date in a non-executive officer role as an advisor through March 31, 2022. Mr. Faix’s resignation was a personal decision and is not the result of any disagreement with the Company. His existing compensation arrangements will remain in place during his remaining period of employment.
Appointment of Principal Financial Officer and Principal Accounting Officer
On February 9, 2022, the Company announced that Mike Milotich, 45, was appointed as its Chief Financial Officer, effective as of the end of the day February 22, 2022. In this role, Mr. Milotich will lead the finance organization and assume the duties of the Company’s principal financial officer and principal accounting officer. At that time, Mr. Faix, the Company’s current Chief Financial Officer, will cease serving in this role and will no longer serve as the Company’s principal financial officer and principal accounting officer.
There are no family relationships between Mr. Milotich and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Milotich and any other person pursuant to which Mr. Milotich was appointed as Chief Financial Officer and Mr. Milotich has no transactions reportable under Item 404(a) of Regulation S-K.
Mr. Milotich joins Marqeta following 10 years at Visa in various financial leadership positions, serving as Senior Vice President of Investor Relations and Head of Corporate Finance at Visa since 2018. He has more than 20 years of experience in corporate finance, the majority of which falls in payments and financial services. He has also held leadership positions at American Express and PayPal.
Pursuant to his offer letter with the Company, Mr. Milotich will receive an annual base salary of $460,000 per year and will be eligible for an annual incentive bonus of 75% of his annual base salary pursuant to the Company’s existing Executive Bonus Plan. Mr. Milotich will receive a $100,000 signing bonus, subject to partial repayment if he resigns or is terminated for cause within 12 months of his start date. Mr. Milotich will, subject to approval by the Company’s Board of Directors, be granted Restricted Stock Units ("RSUs") having an estimated value of $4,000,000. The RSUs will vest over approximately four years as follows provided Mr. Milotich remains in continuous service through the applicable vesting date: (i) with respect to the first 25% of the RSUs on the first quarterly “vesting date” occurring on or after the 12-month anniversary of the date his service commences and (ii) with respect to an additional 1/16th of the RSUs on each quarter thereafter. “Vesting date” means March 1, June 1, September 1, and December 1. Additionally, Mr. Milotich will, subject to approval by the Company’s Board of Directors, be granted an award of stock options having an estimated value of $4,000,000. The exercise price per share for the option shall be equal to the closing price of a share of Class A common stock on the date of the grant (or the day immediately preceding the grant date for which a closing price is reported). The shares subject to the option shall vest as follows provided Mr. Milotich remains in continuous service through the applicable vesting date: twenty-five percent (25%) of the shares subject to the option shall vest on the one year anniversary of his Start Date and the remaining shares subject to the option shall vest in equal monthly installments over the three years thereafter. The provisions of his RSU and stock option grants shall otherwise be subject to the provisions of the Company’s standard forms and the Company’s 2021 Stock Option and Incentive Plan. The vesting of Mr. Milotich's equity awards may accelerate as a result of his termination without cause or resignation for good reason in connection with a change of control of the Company, as specified in the offer letter.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release issued by Marqeta, Inc., dated February 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: February 9, 2022	/s/ Philip (Tripp) Faix
Philip (Tripp) Faix
Chief Financial Officer